Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Moolec Science SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary Shares(3)(4)	475(c) and 457(f)(1)	6,337,210	$10.10	$64,005,821(7)	0.00011020	$7,053.44
	Equity	Warrants(3)(5)	457(c) and 457(f)(1)	11,110,000	N/A	N/A(8)		N/A(8)
	Equity	Ordinary Shares issuable on exercise of Warrants(3)(6)	457(g)	11,110,000	$11.50	$127,765,000(8)(9)	0.00011020	$14,079.70(9)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$191,770,821	0.00011020	$21,133.14
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$21,133.14

(1)	All securities being registered will be issued by Moolec Science SA, a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, with its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440 (“Holdco”) in connection with the proposed business combination by and among LightJump Acquisition Corporation (“LightJump”), Moolec Science Limited, a private limited company incorporated under the laws of England and Wales (“Moolec’), Holdco and Moolec Acquisition, Inc., a Delaware corporation (“Merger Sub”) (the “Business Combination”) as described in this proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”).

(2)	Calculated pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.00011020.

(3)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	Consists of 6,337,210 Holdco Ordinary Shares (as defined in the proxy statement/prospectus) issuable in exchange for (a) outstanding shares of SPAC Common Stock (as defined in the proxy statement/prospectus) included in the outstanding units of LightJump (the “SPAC Units”), each SPAC Unit consisting of one share of SPAC Common Stock and one-half of one SPAC Warrant (as defined in the proxy statement/prospectus) pursuant to LightJump’s initial public offering (the “IPO”) and (b) shares of SPAC Common Stock issued prior to the IPO. Upon the consummation of the Business Combination, all SPAC Units will be separated into their component securities, which will be exchanged for equivalent securities of Holdco as described in the proxy statement/prospectus.

(5)	SPAC Warrants will automatically convert into Holdco Warrants (as defined in the proxy statement/prospectus) upon consummation of the Business Combination as described in the proxy statement/prospectus.

(6)	Consists of Holdco Ordinary Shares issuable upon exercise of Holdco Warrants. Each Holdco Warrant will entitle the warrant holder to purchase on Holdco Ordinary Share at a price of $11.50 per share (subject to adjustment).

(7)	Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying $10.10, which represents the average of the high and low prices of shares of SPAC Common Stock on the Nasdaq Stock Market LLC on October 13, 2022, by 6,337,210, the estimated number of shares of SPAC Common Stock that will be outstanding immediately prior to the closing of the Business Combination (including the redemption of shares of SPAC Common Stock that may be redeemed pursuant to the terms of LightJump’s certificate of incorporation, and the shares of SPAC Common Stock included in the SPAC Units).

(8)	The maximum number of Holdco Warrants and Holdco Ordinary Shares of the registrant issuable upon exercise of the Holdco Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Holdco Warrants has been allocated to the Holdco Ordinary Shares underlying such warrants and those Holdco Ordinary Shares are included in the registration fee as calculated in footnote (9) below.

(9)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Holdco Ordinary Shares underlying the Holdco Warrants is calculated based on an exercise price of $11.50 per share.